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                                                                      EXHIBIT 21


GLOBALSTAR, L.P.

As of February 20, 2001, active subsidiaries, all 100% owned directly or indirectly (except as noted below) consist of the following:

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
GLOBALSTAR CAPITAL CORPORATION                                          DELAWARE
GLOBAL TRAK PTY. LTD.                                                  AUSTRALIA
GLOBALSTAR SERVICES COMPANY, INC.                                       DELAWARE
GLOBALSTAR CORPORATION                                                  DELAWARE
GLOBALSTAR OFFSHORE CO                                                 MAURITIUS
GLOBALSTAR, L.L.C.                                                      DELAWARE
GLOBALSTAR INTERNATIONAL SERVICES LTD.                                   HUNGARY
STONESTREET HOLDING N.V.                                    NETHERLANDS ANTILLES
GLOBALSTAR HOLDINGS LTD.                                                  CYPRUS
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